Tortoise Capital Resources Corp. Releases Fiscal 2010 First Quarter Financial Results

LEAWOOD, Kan. - April 08, 2010 - Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that it has filed its Form 10-Q for its first quarter ended Feb. 28, 2010.

Recent Highlights

•	Net assets of $87.1 million or $9.60 per share as of Feb. 28, 2010
•	Total assets of $88.9 million as of Feb. 28, 2010
•	Distributable cash flow (DCF) of $1.2 million for the fiscal quarter ended Feb. 28, 2010
•	First quarter 2010 distribution of $0.13 per share paid March 1, 2010
•	Mowood, LLC (Mowood) closed on sale of its subsidiary Timberline Energy, LLC (Timberline) on Feb. 9, 2010
•	Credit facility fully repaid and terminated

Performance Review

On March 1, 2010, the company paid a distribution of $0.13 per common share, the same amount paid last quarter. The company determines the amount of distributions paid to stockholders based on DCF which is distributions received from investments less total expenses.

Leverage

On Feb. 10, 2010, the company paid off the remaining balance under the credit facility with proceeds from the sale of investments and the credit facility was terminated.

Net Asset Value

At Feb. 28, 2010, the company's net asset value was $9.60 per share compared to $9.29 per share at Nov. 30, 2010. The increase in net asset value is largely attributable to an increase in the private company valuations, most notably International Resource Partners and Mowood (which continues to own and operate Omega Pipeline Company).

Portfolio Review

As of Feb. 28, 2010, the fair value of the company's investment portfolio (excluding short-term investments) totaled $76.9 million, including equity investments of $71.6 million and debt investments of $5.3 million. The company's portfolio is diversified among approximately 57 percent midstream and downstream investments, 8 percent upstream, and 35 percent in aggregates and coal. The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Feb. 28, 2010 was 6.9 percent.

As previously reported, Mowood closed the sale of its wholly owned subsidiary, Timberline Energy, LLC, to Landfill Energy Systems in February. The company received $9.0 million in cash distributions from Mowood, and used a portion of the proceeds to pay off its credit facility, which had an outstanding balance of $4.6 million as of Nov. 30, 2009. The company also invested $750,000 this quarter in Mowood, in the form of subordinated debt, to facilitate growth projects at Omega. The remainder of the proceeds received from the sale of Timberline was invested in publicly-traded securities after the company's quarter end. Over the next two years additional proceeds of up to $2.4 million could be received by the company from Mowood, based on the contingent and escrow terms contained in the sale agreement, as amended. The company expects the impact of the Timberline sale and the elimination of its credit facility to be neutral to its distributable cash flow.

Quest Midstream Partners, LP (Quest Midstream) completed its transformation into a publicly traded C-corp, PostRock Energy Corporation (PostRock) (NASDAQ: PSTR). PostRock is a new corporation formed for the purpose of wholly owning Quest Midstream, Quest Resource Partners, LP (formerly NASDAQ: QRCP) and Quest Energy Partners, LP (formerly NASDAQ: QELP). PostRock announced on March 5, 2010 that shareholders of QRCP and QELP and unit holders of Quest Midstream had approved the merger and PostRock began trading on the NASDAQ on March 8, 2010. Upon closing of the merger, the company received 490,769 freely tradable common units of PostRock in exchange for its 1,216,881 common units of Quest Midstream.

Earnings Call

The company will host a conference call at 4 p.m. CDT on Thursday, April 8, 2010 to discuss its financial results for the fiscal quarter ended Feb. 28, 2010. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: 877-941-2332

International: 480-629-9722

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CDT on April 8, 2010 and continuing until 11:59 p.m. CDT April 23, 2010, by dialing (800) 406-7325 (U.S./Canada). The replay access code is 4262236#. A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through April 8, 2011.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream and coal/aggregate segments, of the U.S. energy infrastructure sector.

About Tortoise Capital Advisors
Tortoise is an investment manager specializing in listed energy infrastructure, such as pipeline and power companies. As of March 31, 2010, the adviser had approximately $3.3 billion of assets under management in five NYSE-listed investment companies and private accounts. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	February 28, 2010	November 30, 2009
	(Unaudited)
Assets
Investments at fair value, control (cost $20,952,193 and $28,180,070, respectively)	$27,765,626	$33,458,046
Investments at fair value, affiliated (cost $51,439,159 and $52,676,299, respectively)	41,629,781	41,658,847
Investments at fair value, non-affiliated (cost $15,139,576 and $9,568,566, respectively)	14,633,831	8,865,047
Total investments (cost $87,530,928 and $90,424,935, respectively)	84,029,238	83,981,940
Receivable for Adviser expense reimbursement	51,654	49,843
Interest receivable from control investments	55,031	-
Dividends receivable	103	87
Deferred tax asset	4,703,740	5,429,391
Prepaid expenses and other assets	18,460	16,792
Total assets	88,858,226	89,478,053

Liabilities
Base management fees payable to Adviser	309,922	299,060
Distribution payable to common stockholders	1,180,152	-
Accrued expenses and other liabilities	234,196	282,408
Short-term borrowings	-	4,600,000
Total liabilities	1,724,270	5,181,468
Net assets applicable to common stockholders	$87,133,956	$84,296,585

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at February 28, 2010 and November 30, 2009
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,078,090 shares issued and outstanding at February 28, 2010 and November 30, 2009
(100,000,000 shares authorized)	9,078	9,078
Additional paid-in capital	100,749,155	101,929,307
Accumulated net investment loss, net of income taxes	(3,123,409)	(3,304,416)
Accumulated realized loss, net of income taxes	(12,696,417)	(14,041,614)
Net unrealized appreciation (depreciation) of investments, net of income taxes	824,849	(1,666,470)
Net assets applicable to common stockholders	$87,133,956	$84,296,585

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$9.60	$9.29

Distributable Cash Flow	For the three months ended February 28, 2010	For the three months ended February 28, 2009

Total from Investments
Distributions from investments	$1,488,756	$2,691,635
Interest income from investments	191,431	201,598
Dividends from money market mutual funds	217	725
Other income	10,392	15,000
Total from Investments	1,690,796	2,908,958

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	258,268	327,308
Other operating expenses	174,568	217,582
Total Operating Expenses, before Leverage Costs	432,836	544,890
Distributable cash flow before leverage costs	1,257,960	2,364,068
Leverage costs	45,619	171,116
Distributable Cash Flow	$1,212,341	$2,192,952

Distributions paid on common stock	$1,180,152	$2,061,294

Payout percentage for period (1)	97%	94%

DCF/GAAP Reconciliation
Distributable Cash Flow	$1,212,341	$2,192,952
Adjustments to reconcile to Net Investment Income, before Income Taxes:
Distributions paid in stock (2)	-	28,136
Return of capital on distributions received from equity investments	(998,640)	(1,853,248)
Net Investment Income, before Income Taxes	$213,701	$367,840

(1)	Distributions paid as a percentage of Distributable Cash Flow.
(2)	The only distributions paid in stock for the three months ended February 28, 2009 were from Abraxas Energy Partners, L.P. which were paid in stock as a result of credit constraints and therefore were not included in DCF.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended February 28, 2010	For the three months ended February 28, 2009
Investment Income
Distributions from investments
Control investments	$555,879	$ 579,215
Affiliated investments	856,892	829,338
Non-affiliated investments	75,985	1,311,218
Total distributions from investments	1,488,756	2,719,771
Less return of capital on distributions	(998,640)	(1,853,248)
Net distributions from investments	490,116	866,523
Interest income from control investments	191,431	201,598
Dividends from money market mutual funds	217	725
Fee income	10,392	15,000
Total Investment Income	692,156	1,083,846

Operating Expenses
Base management fees	309,922	392,769
Professional fees	85,162	129,092
Directors' fees	26,161	21,657
Reports to stockholders	15,703	15,073
Administrator fees	14,460	18,329
Fund accounting fees	6,972	8,005
Registration fees	6,355	7,719
Stock transfer agent fees	3,130	3,181
Franchise tax expense	2,572	-
Custodian fees and expenses	1,575	3,087
Other expenses	12,478	11,439
Total Operating Expenses	484,490	610,351
Interest expense	45,619	171,116
Total Expenses	530,109	781,467
Less expense reimbursement by Adviser	(51,654)	(65,461)
Net Expenses	478,455	716,006
Net Investment Income, before Income Taxes	213,701	367,840
Deferred tax expense	(32,694)	(101,183)
Net Investment Income	181,007	266,657

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on control investments	1,578,001	-
Net realized loss on affiliated investments	(17,445)	(499,818)
Net realized gain on non-affiliated investments	27,612	-
Net realized gain (loss), before income taxes	1,588,168	(499,818)
Deferred tax benefit (expense)	(242,971)	137,487
Net realized gain (loss) on investments	1,345,197	(362,331)
Net unrealized appreciation of control investments	1,535,457	127,710
Net unrealized appreciation (depreciation) of affiliated investments	1,208,074	(8,278,048)
Net unrealized appreciation (depreciation) of non-affiliated investments	197,774	(4,783,720)
Net unrealized appreciation (depreciation), before income taxes	2,941,305	(12,934,058)
Deferred tax benefit (expense)	(449,986)	3,557,817
Net unrealized appreciation (depreciation) of investments	2,491,319	(9,376,241)
Net Realized and Unrealized Gain (Loss) on Investments	3,836,516	(9,738,572)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$4,017,523	$ (9,471,915)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$0.44	$ (1.06)

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,078,090	8,962,147

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney
Investor Relations
(866) 362-9331
pkearney@tortoiseadvisors.com